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                                                                       EXHIBIT 2

                             FORM OF PROMISSORY NOTE

Principal Amount:                                              December 21, 2001
U.S. $ _________


         FOR VALUE RECEIVED, the undersigned, DCB Holdings, Inc., a corporation organized under the laws of the State of Florida (the "Maker"), does hereby promise to pay to the order of the ________________________ (the "Payee"), and to its successors and assigns, in lawful money of the United States of America, the principal amount of ____________ (U.S. $__________) (the "Principal Amount"), and pay, without necessity of demand therefor, interest on the Principal Amount as provided herein.

                                    ARTICLE I
                       PAYMENTS OF PRINCIPAL AND INTEREST

         Section 1.1 PAYMENTS. Payments of the Principal Amount and interest accrued thereon shall be made as follows. The Principal Amount shall bear interest at the rate set forth in Section 1.2 below, commencing on the date hereof. On December 31, 2003, the Maker shall pay to the Payee all of the Principal Amount and the interest which has accrued on the Principal Amount and remains unpaid as of such date. The Principal Amount of this Note may be prepaid in whole or in part, together with all accrued and unpaid interest on the Principal Amount so paid, at any time by the Maker without any premium or prepayment penalty.

         Section 1.2 INTEREST RATE. Interest on the outstanding Principal Amount shall accrue at a rate of four and three-quarter percent (4.75%) per annum, compounded annually. All interest under this Note shall be computed on the basis of a 360-day year and paid for the actual number of days elapsed.

         Section 1.3 PAYMENT. All payments under this Note shall be made in immediately available funds at such location as the holder hereof shall designate in writing to the Maker.

         Section 1.4 EVENTS OF DEFAULT. At the option of the Payee, the entire Principal Amount and all unpaid interest accrued on this Note shall be accelerated and shall be required to be immediately paid by the Maker upon the occurrence of an Event of Default. Said amounts shall immediately be paid by the Maker upon written demand therefor issued to the Maker by the Payee following an Event of Default. An "Event of Default" shall occur if the Maker (i) files a voluntary petition for bankruptcy; (ii) is adjudicated bankrupt or insolvent by a final and unappealable order; (iii) files a petition seeking for itself any arrangement, composition, readjustment, or similar relief; (iv) files an answer admitting the material allegation of a petition filed against such party in any of the proceedings referenced in (i) through (iii) above; (v) seeks or consents to or acquiesces in the appointment of a trustee or receiver for all or a substantial part of Maker's property; or (vi) makes an assignment for the benefit of creditors.

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                                   ARTICLE II
                                  MISCELLANEOUS

         Section 2.1 GOVERNING LAW. THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF FLORIDA (WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICT OF LAWS IN SUCH JURISDICTION).

         Section 2.2 WAIVER. PRESENTMENT, PROTEST AND NOTICE OF DISHONOR ARE HEREBY WAIVED BY THE MAKER.

         Section 2.3 ASSIGNMENT. The rights and obligations of the Payee under this Note may be assigned without the consent of the Maker; however, the rights and obligations of the Maker under this Note may not be assigned without the prior written consent of the Payee.

         Section 2.4 MAXIMUM INTEREST RATE. In no event shall any interest or other charges hereunder exceed the maximum interest rate permitted by law applicable to the enforcement of this Note. The Payee hereby waives its rights to collect any amount of interest or other charges that exceed such maximum interest rate.

         Section 2.5 SEVERABILITY. The invalidity, illegality or unenforceability of any provision or obligation under this Note shall not affect or impair the validity, legality or enforceability of the remaining provisions under this Note.

         IN WITNESS WHEREOF, the undersigned Maker has executed and delivered this Note as of the date first written above by the duly authorized officer of the Maker.

                                            DCB HOLDINGS, INC.


                                            By:  _______________________________
                                                   Dan Breeden, Jr., President

                                            City and State in which
                                             Signed and Delivered:

                                            Spartanburg, South Carolina


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                                    AFFIDAVIT

         I, Dan Breeden, Jr., after being duly sworn, did depose and state:

         1.       I am President of DCB Holdings, Inc., a Florida corporation
("Maker").

         2. On the date hereof, I, on behalf of Maker, executed a $__________ Promissory Note, payable to _______________ ("Payee").

         3. The foregoing Promissory Note was executed on the date hereof, in Spartanburg, South Carolina.

         4. The foregoing Promissory Note was delivered personally by the undersigned to Payee in Spartanburg, South Carolina.

         FURTHER AFFIANT SAYETH NOT.

         Executed this 21st day of December, 2001.

                                             -----------------------------------
                                             Dan Breeden, Jr., Affiant

STATE OF SOUTH CAROLINA    )
                           ) SS:
COUNTY OF SPARTANBURG      )

         The foregoing instrument was acknowledged before me this 21st day of December, 2001, by Dan Breeden, Jr., as President of DCB Holdings, Inc., a Florida corporation, on behalf of the corporation. He is personally known to me or has produced __________________ (type of identification) as identification.



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                       (Print, Type or Stamp Commissioned Name of Notary Public)



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